INTERNET FUND

SCHEDULE OF INVESTMENTS (Unaudited)

December 31, 2007

Market

Face

Market

Shares

Value

Amount

Value

COMMON STOCKS 99.4%

REPURCHASE AGREEMENTS 0.5%

Collateralized by U.S. Treasury

Google, Inc. — Class A*

2,138 $

1,478,384

Obligations

Cisco Systems, Inc.*

47,248

1,279,003

Research In Motion Ltd.*

7,661

868,758

Lehman Brothers Holdings, Inc.

Qualcomm, Inc.

21,803

857,948

issued 12/31/07 at 1.00%

Time Warner, Inc.

48,590

802,221

due 01/02/08

$

69,457 $

69,457

eBay, Inc.*

20,506

680,594

________

Amazon.com, Inc.*†

7,250

671,640

Total Repurchase Agreements

Yahoo!, Inc.*

23,981

557,798

(Cost $69,457)

69,457

________

Juniper Networks, Inc.*†

12,855

426,786

SECURITIES LENDING COLLATERAL 13.6%

Sun Microsystems, Inc.*

20,822

377,503

Investment in Securities Lending Short

Symantec Corp.*

22,246

359,051

Term

Intuit, Inc.*†

11,287

356,782

Investment Portfolio Held

VeriSign, Inc.*†

9,419

354,249

by U.S. Bank

1,976,721

Qwest Communications

________

1,976,721

International, Inc.*†

48,675

341,212

Total Securities Lending Collateral

Expedia, Inc.*†

9,884

312,532

(Cost $1,976,721)

1,976,721

Broadcom Corp. — Class A*

11,920

311,589

BEA Systems, Inc.*†

18,377

289,989

Total Investments 113.5%

IAC/ InterActiveCorp*

10,339

278,326

(Cost $12,446,349)

$

________

16,515,507

McAfee, Inc.*

6,940

260,250

Liabilities in Excess of Other

Akamai Technologies, Inc.*†

7,503

259,604

Assets – (13.5)%

$

________

(1,965,250)

Priceline.com, Inc.*†

2,227

255,793

Net Assets – 100.0%

$

14,550,257

Check Point Software

*

Non-Income Producing Security.

Technologies Ltd.*

10,119

222,213

†

All or a portion of this security is on loan at December 31, 2007.

Red Hat, Inc.*

10,460

217,986

ADR - American Depository Receipt

Equinix, Inc.*†

2,120

214,268

Monster Worldwide, Inc.*†

6,462

209,369

Sohu.com, Inc.*

3,310

180,461

Foundry Networks, Inc.*

9,598

168,157

HLTH Corp.*†

12,095

162,073

Ciena Corp.*†

4,745

161,852

Netflix, Inc.*†

5,981

159,214

VistaPrint Ltd.*

3,570

152,975

Omniture, Inc.*†

4,510

150,138

ValueClick, Inc.*

6,566

143,795

TIBCO Software, Inc.*

17,576

141,838

F5 Networks, Inc.*†

4,876

139,064

CNET Networks, Inc.*†

14,845

135,683

SAVVIS, Inc.*

3,880

108,291

DealerTrack Holdings, Inc.*†

3,180

106,435

Digital River, Inc.*

3,114

102,980

j2 Global Communications,

Inc.*†

4,154

87,940

E*Trade Financial Corp.*†

19,157

68,007

Palm, Inc.†

8,924

________

56,578

Total Common Stocks

(Cost $10,400,171)

________

14,469,329

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